EXHIBIT 10.2


     EMPLOYMENT AGREEMENT

     This Agreement is entered into as of the 18th day of January, 1996, by and between SOURCE CAPITAL CORPORATION, a Washington corporation (the "Company" or "Employer") and D. MICHAEL JONES ("Employee" or "Jones").


     WHEREAS, the Employer desires to employ Jones and Jones desires to be employed by and to serve the Employer in the capacities and for the term and compensation and upon and subject to the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the promises and covenants herein, Employer and Jones mutually undertake and agree as follows:

     1. EMPLOYMENT. Employer hereby employs Jones, and Jones hereby accepts employment from Employer, on the terms and conditions herein specified.

     2.  DUTIES OF JONES.

         2.1 PRINCIPAL DUTIES. Employer hereby employs Jones as President and Chief Executive Officer of Employer, to perform such duties for Employer as may reasonably be requested of Jones by the Board of Directors of Employer. Jones shall report directly to the Board of Directors of Employer.

              2.1.1 The business of the Employer includes lending activities, primarily making loans to individuals, corporations, and other entities for commercial business and mortgage lending.

              2.1.2 The business of the Employer also includes identifying other companies for acquisition by, or merger with, Employer, as approved by Employer s Board of Directors.

     3.  COMPENSATION.

         3.1 SALARY. Employer shall pay Jones a yearly salary of One Hundred forty Thousand Dollars ($140,000.00). Jones may direct Employer as to the method and manner of payment of compensation so as to minimize taxation to Jones.

         3.2  COST OF LIVING INCREASE ADJUSTMENT.

              (a) The payment described in Section 3.1 of this Agreement shall be adjusted to reflect cost-of-living increases in order to ensure that the real value of the payments provided under this Agreement are not impaired by changing economic conditions.

              (b) On January 1, 1997, and each January 1st thereafter, Employer shall compute a cost-of-living increase adjustment factor by which payments during the following year are to be multiplied. The payments to be multiplied are those determined under Section 3.1 without regard to any prior cost-of-living increase adjustment. The factor shall consist of a fraction, the numerator of which shall be the most recently determined cost-of-living index when the calculation is made, and the denominator of which shall be the most recently determined cost-of-living index determined prior to January 1, 1996.

              (c) That all items, for the Standard Metropolitan Statistical Area of Seattle, Washington cost-of-living index required for this calculation shall be obtained from the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor. In any year in which this index is not available Employer shall ascertain and utilize some similar criterion and establish retroactively an initial index figure for the denominator of the fraction consistent with the intent of this Agreement.


              (d) Nothing in this Agreement shall be construed to diminish the fixed amount payable under this Agreement as established above, or to diminish the amount of any particular payment.

         3.3 BONUS. By January 15 of each year, beginning January 15, 1997, Jones shall receive a cash bonus based upon Employer s net earnings for the prior year. Such bonus shall be determined in the following manner: Jones shall receive a bonus of ten percent (10%) of Employer s net earnings. For purposes of this paragraph, net earnings shall be defined as before tax earnings computed by the Employer s Certified Public Accountant using generally accepted accounting principles consistently applied with the following adjustments;

              (i) No deductions shall be taken for stock options given to or exercised by Jones, the Directors, or Key Employees or under any stock option plan.

              (ii) No deductions shall be taken for bonuses given to Jones.

              (iii) No federal, state, and local income taxes shall be deductible.

              Any Bonuses earned herein will be advanced as follows: July 15 based on a computation for the first quarter of Employer s operations; October 15 based on a computation for the second quarter of Employer s operations; and on December 31 based on a computation for the remainder of the year of Employer s operations. Notwithstanding the above, if net earnings for the complete year at December 31 indicate Jones has been bonused in excess of ten (10% percent of net earnings, Jones agrees to reimburse Employer such excess amount by February 15 of the year following. Each complete year shall be considered separately and not cumulatively for purposes of this calculation.

         3.4 DISABILITY PAY. In the event Jones becomes unable to perform his duties hereunder by reason of illness or accident, he shall receive full salary during the first six (6) months of such incapacity in any elapsed period of twelve (12) months. The number of days during which Jones is entitled to disability pay hereunder shall be proportionately reduced if such incapacity occurs before the initial twelve months of the term of employment have elapsed. Pay under this provision shall be noncumulative. Employer may, in its sole discretion, maintain a disability insurance policy for the purpose of funding benefits for Jones while so incapacitated. This provision, however, shall not in any way limit the rights of Employer under Paragraph 4.

         3.5 EXPENSES. Jones shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the performance of his duties, provided he submits an itemized statement for such expenses to Employer and, if required by Employer, actual receipts of the expenses so incurred.

         3.6 REIMBURSEMENT OF DISALLOWED EXPENSES. If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Employer for the benefit of Jones is disallowed in whole or in part as a deductible expense of Employer for federal income tax purposes, shall reimburse the Employer, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and it is for the purpose of entitling Jones to a business expense deduction for the taxable year in which the repayment is made to the Employer. In this manner the Employer will be protected from having to bear the entire burden of a disallowed items.

         3.7 FRINGE BENEFITS. While he is in the employ of the Employer, Jones shall be entitled to the following benefits:

              (a) AUTOMOBILE USE. Jones shall receive Five Hundred dollars ($500.00) per month automobile reimbursement expense. Employee shall arrange for an "umbrella" policy in the name of Employer or naming Employer as an additional insured in the minimum amount of Three Million Dollars ($3,000,000).

              (b) HEALTH BENEFITS. Employer shall purchase and maintain for the benefit of employee and his family medical insurance providing such coverage as may from time to time be determined by the Board of Directors.

              (c) VACATION. Beginning January 18, 1996, Jones shall be entitled each year to a vacation of four (4) weeks during which time his compensation shall be paid in full; provided however, Jones shall not take more than two (2) consecutive weeks of vacation.

              (d) LIFE INSURANCE. Employer and Jones agree to enter into a Buy-Sale Agreement which will provide: Employer shall purchase and maintain term life insurance on Jones in an amount equal to the fair market value of Employer s stock held by Jones. Such insurance shall be in force for the duration of Jones employment and proceeds of which shall be used to buy from Jones estate Employer s stock. In the event of death of Jones, Employer agrees to redeem and repurchase Jones stock as soon as practicable upon receive of proceeds of said insurance. Jones agrees his estate shall sell his stock pursuant to a Buy-Sell Agreement.

              (e) OTHER BENEFITS. Jones shall be entitled to participate in any pension plans, or any other health insurance plans, or other fringe benefit plan which the Employer may adopt from time to time for the benefit of its officers or executive employees.

              (f) STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. In addition to the compensation provided for herein, Jones shall be granted, at the Exercise Price per share, the right during the term of this Agreement to purchase from Employer Class A Common Stock ("Option Shares") at the following price (the "Exercise Price") and in the following amounts: (i) 50,000 shares at $1.00 per share; (ii) 50,000 shares at $1.33 per share; and (iii) 50,000 shares at $1.67 per share.

                     (1) Payment of the option exercise price may be made in cash, cashier s, or personal check, or to the extent permitted by the Company, in its sole discretion: (i) transfer to the Company of shares of Class A Common Stock having a Fair Market Value equal to the option exercise price at the time of such exercise; (ii) delivery of instructions to the Employer to withhold from the option, shares that would otherwise be issued on the exercise that number of option shares having a Fair Market Value equal to the option exercise price at the time of such exercise. If the Fair Market Value of the whole number of shares transferred or the number of whole option shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash. As used in this subparagraph the "Fair Market Value" shall mean the average of the lowest bid and asked price for the thirty (30) day period prior to the date of exercise of the option by Jones.

                     (2) Delivery of a certificate representing the shares purchased will be made within thirty (30) days of receipt by Employer of such notice, and payment will be due on delivery.

                     (3) Employee shall only sell any shares acquired by him as permitted by SEC Rule 144(e); provided, further, if requested by the Company s Board of Directors, Jones shall execute a Shareholder Buy-Sell Agreement further restricting the sale, transfer or other disposition of the option shares.

                     (4) STOCK APPRECIATION RIGHTS. Provided, however, at Employer s sole option and in its sole discretion, of the total 150,000 shares of Employer s Class A Common Stock granted to Employee in Section 3.7(f) herein, 70,000 may be in the form of Stock Appreciation Rights (SAR). The granting of each SAR shall reduce the remaining number of Option Shares ratably.

                          (i) Payment for each SAR shall be in an amount equal to _______ percent (____%) of the difference between the average bid price, for employer s Class A Common Stock, for the five (5) business days prior to Jones exercise of his option to purchase the shares, and the Exercise Price.

                          (ii) Payment for each SAR shall be made within thirty (30) days of Jones notice to Employer of his intent to exercise his option to purchase the shares.

                          (iii) If Jones exercises his option to purchase the shares, as provided herein, Employer shall notify him within five (5) days of its intent to allow the exercise of the options or to issue the SAR.

         3.8  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

              (a) PIGGYBACK REGISTRATION. In the event that the Employer files a registration statement under the Securities Act of 1933, as amended ("Act") at any time which relates to a current offering of securities of the Employer (except in connection with an exchange offer, an offer to acquire assets or a registration on Form S-4) such registration statement and the prospectus included therein shall also, at the written request to the Employer by Jones, include the Shares issued upon exercise of the Option granted herein or options at any time previously granted and exercised (collectively, the "Share"). The Employer shall give written notice to Jones of its intention to file a registration statement under the Act relating to a current offering at least thirty (30) days prior to the filing of such registration statement. Jones shall thereafter have twenty (20) days in which to request that the Shares owned by Jones be included as part of the registration (the "Registration Notice"). Notwithstanding the foregoing or the actual filing of the registration statement, the Employer may determine at any time not to offer the securities to which such registration statement relates, without liability to Jones, except that the Employer under Paragraph 3.8(e) below. Provided, Jones may only exercise the rights granted under this Paragraph 3.8(a) only once a year, but no more than three (3) times during the term of this Agreement.

              (b) EXERCISE OF REGISTRATION RIGHT. In the event that the Registration Notice shall have been so mailed or delivered, Jones, may mail or deliver to the Company a written notice (the "Supplemental Notice") (i) specifying the number of Option Shares (the "Supplemental Registration Shares") proposed to be sold or otherwise transferred by such holder, (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that the Supplemental Notice shall be so mailed or delivered by Jones not more than 15 days after the date of delivery to Jones of Registration Notice. Jones shall have no further right to cause the Employer to register the Option Shares; provided, however, to the extent that any Supplemental Registration Shares specified in the Supplemental Notice shall not have been registered (as contemplated herein other than clause (ii) thereof), the provisions of this paragraph 3.8 shall apply in the case of the next registration (and, if necessary, succeeding registrations until all the Supplemental Registration Shares specified in the Supplemental Notice shall have been registered.

              (c) DUTIES OF EMPLOYER. In each instance, after receipt of Supplemental Notice as provided in Section 3.8(a), the Employer shall take action to permit a public offering of the Shares. The Employer agrees to the following:

                     (1) Employer shall supply to Jones two (2) executed copies of the registration statement, final and other prospectus which conform with the requirements of the Act and Rules and Regulations promulgated thereunder and such documents which Jones may reasonably request.

                     (2) The Employer shall cooperate in taking such action as may be reasonably necessary to register or qualify the Shares under such other securities acts or blue sky laws of such jurisdictions as Jones shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable Jones to consummate such proposed sales in any such jurisdiction; provided, however, the Employer shall not be required to qualify or register in any state or jurisdiction which would obligate any shareholder of the Employer to escrow their shares, (provided that the Employer shall not be required in connection therewith to qualify as a foreign corporation or to execute general consent to service of process in any state); provided, however, that if (i) in the case of an underwritten public offering of securities proposed to be made by the Employer, the managing underwriter shall advise the Employer in writing that inclusion of some or all of such supplemental Registration Shares would, in such managing underwriter s opinion, interfere with the proposed distribution of the securities to be issued by the Employer in respect of which registration was originally to be effected, then the Employer may, upon written notice to Jones and to all other holders of securities which otherwise were to be included in such registration (other than the Employer which shall have first priority or, in the case of a registration for the purpose of sale or other transfer by a holder of common shares, other than such holder which shall have first priority), allocate (if and to the extent such allocation is certified by such managing underwriter as necessary to eliminate such interference) the Supplemental Registration Shares and such other securities pro rata among the Supplemental Registration Shares and such other securities,
                          (ii) any firm of counsel representing the Employer in connection with such registration shall advise the Employer in writing that in their opinion one or more of the steps contemplated hereby is not necessary to permit the sale of the Supplemental Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Employer shall not be required to take any action with respect to such step or steps, and
                          (iii) in the case of an underwritten public offering, if the managing underwriter requires that the Employer and all other selling security holders agree not to sell or otherwise dispose of securities of the Employer following the closing of such public offering, Jones shall so agree, provided that the period of such agreement shall not exceed 120 days.

                     (3) The Employer shall keep any such registration statement effective for a period of nine (9) months after the initial effectiveness and cooperate in taking such reasonable action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period as may be necessary to permit the public sale of the Shares by Jones.

                     (4) If an underwriter is involved in the offering, the Employer and Jones shall execute such documents are as necessary.

              (e) EXPENSES. Employer shall pay all expenses necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this paragraph 3.8 (other than underwriters discounts and commissions and brokerage commissions, expenses and fees, if any, payable with respect to Option Shares sold by Jones, transfer taxes, and other than legal fees incurred by Jones), including, without limitation, printing expenses, fees of the Securities and Exchange commission and the National Association of Securities Dealers, Inc., expenses of compliance with Blue Sky and other state, securities laws, and accounting and legal fees and expenses, except to the extent that such expenses are required to be paid by Jones under applicable law or regulations.

              (f) CONDITIONS. The Employer s obligation hereunder shall be conditioned, as to each public offering, upon a timely receipt by the Employer in writing of:

                     (1) Information as to the terms of such public offering furnished by Jones.

                     (2) Such other information as the Employer and any underwriter may reasonably require from Jones.

              (g) TRANSFER. The Agreement and the options evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of except by will, the Laws of Descent and Distribution, or other testamentary transfer. Each taker and holder of this Agreement, the Options evidenced hereby and any shares of capital stock of the Employer issued upon exercise of any such options, by taking or holding the same, consents to and agrees to be bound by the provisions of this Agreement; provided, further, if requested by the Company s Board of Directors, Jones shall execute a Shareholder Buy-Sell Agreement further restricting the sale, transfer or other disposition of the option shares.

     4. TERM AND TERMINATION OF AGREEMENT. The term and termination of this Agreement shall be as follows:

         4.1 TERM. The term of this Agreement shall be the period beginning on January 20, 1996 (the "Commencement Date") and terminate on January 19, 2001 (the "Termination Date"),

              (a) unless Jones shall sooner die, whereupon this Agreement shall terminate, or

              (b) unless this Agreement shall be sooner terminated by Jones as herein provided for, or

              (c) unless the Employer shall terminate this Agreement as provided for in the next succeeding paragraph hereof,

         4.2  EFFECT OF TERMINATION:

              (a) RESIGNATION. In the event Employee resigns as an employee, Employee shall have the right to compensation as set forth in Paragraph 4.4.

              (b) Termination "for cause". In the event Employee is terminated for "for cause", Employee shall have the right to compensation as set forth in Paragraph 3 to the end of the month of such termination, however, Employee waives any rights to any compensation from and following the end of the month of termination including but not limited to compensation, benefits or securities payable to Employee under sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7 (a,b,c,d,e,). Employee s
                     salary under paragraph 3.1 shall be prorated up to the month of such termination and Employee shall have no right to direct Employer as to the method and manner of payment of compensation. In the event Employee is terminated "for cause" as defined in paragraph 4.3, Employee shall forfeit any rights in and to any Options.

              (c) If Jones shall become ill or be injured or otherwise become so incapacitated that he cannot, in the judgment of the Board of Directors of Employer, fully carry out and perform his duties hereunder, and such incapacity shall continue for a period of six (6) months, he shall be considered disabled. In the event of such disability, Employer may, give to Jones written Notice of such termination, and this agreement shall be terminated fifteen (15) days thereafter, and Employee shall have the right to compensation as provided in paragraph 4.2(b).

              (d) If at any time after the Commencement Date the Employer commits a material breach of the terms an provisions of this Agreement and fails to cure such breach prior to the expiration of thirty (30) days after the delivery by Jones to the Employer by written notice setting forth the nature and extent of such breach, Jones may terminate this Agreement thereafter by prompt written notice of such termination delivered to the Employer, subject to Jones rights for payment of all compensation outlined within Paragraph 3 and Paragraph 4.3 through the term of this Agreement. The failure by Jones to exercise his right to matters referred to in this Paragraph 4.1 shall not be taken or held to be a waiver by Jones of his right to terminate this Agreement in respect of that breach and his right to enumerated payments. The foregoing sentence shall not limit Jones rights or remedy, other than in regard to termination, for damages occasioned by breach of this Agreement by Employer.

         4.3 For purposes of this Agreement termination "for cause" shall mean:

              (a) disloyalty, including conflicts of interest and other circumstances amounting to a breach of fiduciary duty, or dishonesty toward or involving Employer;

              (b) repeated failure or refusal to carry out the directions of the board of Directors of the Employer, which directions are consistent with the duties herein required of the Employee;

              (c) violation of the state or federal criminal laws involving the conviction of a felony;

              (d) medical certification that the Employee is unable to carry out his duties by reason of insanity or physical disability;

              (e)    any material breach of the terms of this Agreement;
                     and

              (f)    breach of fiduciary duty by Employee.

              Notice by Employer under Paragraph 4.2(b) above shall state generally the reason or reasons for termination; and such notice under Paragraph 4.2(c) shall identify the period of incapacity; provided, however, that the reasons stated in the notice pursuant to Paragraph 4.2(b) shall in no event be considered a waiver by the Employer of the reasons for such termination.

         4.4 SEVERANCE PAY. In the event the Board of Directors of Employer terminates the employment of Jones for any reason other than the provisions of Paragraph 4.2(b), Jones shall be entitled to his salary under 3.1 for a period of three (3) months, and his bonus prorated for such year of termination computed as described herein. Said sums shall be paid to Jones in a manner that minimizes tax liability for Jones, all at the request of Jones. Jones retains the right to all compensation (other than salary as specified above) earned to the date of termination [specifically all compensation, benefits or securities earned under sections 3.2, 3.4, 3.5,
              3.7 (a,b,c,d,e,f); provided, however, in the event Jones still has options upon the date of termination, such Options must be exercised within three (3) months of termination. If such termination occurs other than on December 31, the bonus provided for under paragraph 3.3 in the year of termination shall be prorated to each of the following dates, as appropriate, and computed based upon the Company s performance as follows: July 15 based on a computation for the first quarter of Employer s operations; October 15 based on a computation for the second quarter of Employer s operations; and on December 31 based on a computation for the remainder of the year of Employer s operations; provided, however, nothing herein shall be construed to entitle Jones to a Bonus attributable to a period of time after termination.

         4.5 NO WAIVER. The failure by Employer to exercise its right to terminate Jones employment under this Agreement with respect to any one or more of the matters referred to in Paragraph
              4.2 above, or with respect to any incapacity of Jones which would give rise to the Employer having a right to terminate this Agreement, as provided for above, shall not be taken or held to be a waiver by the Employer of its right of termination of this Agreement in respect of that breach or incapacity (provided it shall be continuing) or of any subsequent breach or incapacity, Paragraph 4.2 shall not limit the Employer s rights or remedies, other than in regard to termination, for a breach of this Agreement by Jones.

         4.6 RIGHTS PRESERVED. In the event that at any time during the term of this Agreement, the Employer shall be liquidated or dissolved or merged into or consolidated with another corporation, all rights of Jones under this Agreement shall be preserved unimpaired, and all liabilities and obligations of Employer hereunder shall thenceforth flow to the entity receiving the properties and assets of Employer in such liquidation and dissolution, or the surviving corporation in such merger or consolidation, and may be enforced against corporation in such merger or consolidation, and may be enforced against it to the same extent as if this Agreement had been entered into by it; provided, however, that in the event Employer is merged into another corporation and is not the surviving entity, Jones shall exercise his Options prior to the effective date of such merger and, if such Options are not so exercised, then they shall automatically expire and terminate.

     5. DISCLOSURE OF INFORMATION. Jones will not, during or any time after termination of employment hereunder, without written authorization of Employer, disclose to, or make use of, for himself or for any person or corporation or other entity, any files or trade secrets or other confidential or proprietary information concerning the business, clients, methods, operations, financing, or services of Employer. Trade secrets and confidential information shall mean the information disclosed to Jones or known by him as a consequence of his employment by Employer, whether or not pursuant to this Agreement and not generally known in the industry.

     6. SURRENDER OF BOOKS AND RECORDS. Jones acknowledges that all files, lists, books, records, products, and other materials owned by Employer or used by it in connection with the conduct of its business shall at all times remain the property of Employer and that upon termination of employment hereunder, irrespective of the time, manner, or cause of such termination, Jones will surrender to the Employer all such files, lists, books, records, products, and other materials.

     7. SEVERABILITY. If any provisions of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect. If any provisions are held invalid or unenforceable with respect to particular circumstances, it shall nevertheless, remain in full force and effect in all other circumstances.

     8. NOTICE. All notices required to be given under the terms of this Agreement shall be in writing, shall be effective, upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested:

              If to Employer:    Source Capital Corporation
                                 c/o Chairman of the Board
                                 1825 N. Hutchinson Road
                                 Spokane, WA  99212

              If to Jones:       D. Michael Jones
                                 2804 E. 30th, MSC 212
                                 Spokane, WA 99223

     9. BENEFIT. This Agreement shall inure to and shall be binding upon the parties hereto, the successors and assigns of Employer and the heirs and personal representatives of Jones. This Agreement cannot be assigned by Jones because of the personal services required of Jones.

     10. WAIVER. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

     11. GOVERNING LAW. This Agreement has been negotiated and executed in the State of Washington, and the law of that state shall govern its construction and validity.

     12. ARBITRATION. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Employee and Employer (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, accountants, attorneys, agents, or promoters of the Employer), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of breach of contract, fraud, negligence, negligent misrepresentations, unlawful discharge, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator s award may be entered in any court having jurisdiction thereof in accordance with the provisions of RCW 7.04. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third artbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for arbitration and any action herein shall lie in Spokane County, State of Washington. The laws of the State of Washington shall apply herein.

     13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the employment of Jones by Employer. No change, addition, or amendment shall be made except by written agreement signed by the parties hereto.

     14. REPRESENTATIONS AND WARRANTIES OF JONES. Jones hereby represents and warrants to the Employer:

         (a) Jones understands that this Agreement and the Common Stock to be issued herein, HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF WASHINGTON, OR ANY OTHER STATE SECURITIES AGENCIES.

         (b) Jones is not an underwriter and would be acquiring this Agreement and the Common Stock to be issued, solely for investment for his own account and not with a view to, or for, resale in connection with any distribution of stock within the meaning of the Federal Securities Acts, the Washington State Securities Act, or any other applicable State Securities Acts.

         (c) Jones understands the speculative nature and risks of investments associated with the Employer, and confirms that this Agreement and the Common Stock to be issued would be suitable and consistent with his investment program and that his financial position enables it bear the risks of this investment; and that there may not be any public market for this Agreement and the Common Stock to be issued herein.

         (d) This Agreement and the Common Stock to be issued herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of the Employer, and the prior opinion of counsel for the Employer, that such disposition will not violate Federal and/or State Securities Acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

         (e) To the extent that any Federal and/or State Securities law shall require, Jones hereby agrees that: (1) any shares acquired pursuant to this Agreement shall be without preference as to dividends, assets, or voting rights and shall have no greater or lesser rights per share than the securities issued for cash or its equivalent; (2) any shares acquired pursuant to this Agreement shall be subordinated in favor of the securities to be sold to the public with respect to dividend rights or preferences and liquidation or other distribution rights or preferences in the event of a dissolution, liquidation, bankruptcy, receivership, or sale of all or substantially all of such issuer s assets until such time as the purchasers of the public stock offering shall have received back their initial investment at which time all Jones shall share pro rata in any further distribution.

         (f) Jones has fully reviewed or had the opportunity to review the economic consequences of this Agreement and the Common Stock to be issued, with his attorney and/or other financial advisor, has been afforded access to the books and records of the Corporation (including tax returns) and is or has had the opportunity to become fully familiar with the financial affairs of the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                          EMPLOYER:

                          SOURCE CAPITAL CORPORATION


                          By
                             --------------------------------------------

                          Title
                                -----------------------------------------

                          EMPLOYEE:


                          -----------------------------------------------
                          D. MICHAEL JONES